Exhibit 99.2

For Immediate Release

Del Taco Holdings, Inc. and Levy Acquisition Corp.

Announce Execution of Merger Agreement

In Business Combination, Del Taco to List on NASDAQ

Restaurateur Larry Levy to Assume Chairmanship of Merged Company

Del Taco Executive Management Team to Continue Leading Company

Companies to Conduct Joint Investor Conference Call Today at 12:00 p.m. ET

Lake Forest, CA and Chicago, IL. March 12, 2015 – Del Taco Holdings, Inc. (“Del Taco” or the “Company”), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco®, and Levy Acquisition Corp. (“LAC”) (NASDAQ CM: LEVY, LEVYW, and LEVYU) announced today that they have entered into a definitive merger agreement whereby Del Taco will become the sole direct subsidiary of LAC (the “Merger”). Immediately following the Merger, LAC intends to change its name to Del Taco Restaurants, Inc. and will continue to trade on the NASDAQ stock exchange.

Prior to the Merger, Restaurateur Larry Levy’s family and other new investors (“LLI”) will make a private investment of $120 million in the equity of Del Taco. Upon the closing of LLI’s equity investment and prior to Del Taco’s Merger with LAC, Mr. Levy will become Chairman of the Del Taco Board of Directors and partner with management to oversee the Company’s growth and brand building. The LLI purchase price is based on a $500 million enterprise value for Del Taco, excluding transaction costs.

At the Merger, a subsidiary of LAC will merge into Del Taco so that Del Taco becomes a wholly-owned subsidiary of LAC. LAC will acquire Del Taco at the same implied enterprise value as that reflected in LLI’s purchase price. The completion of the proposed business combination is subject to LAC stockholder approval and a limited number of other closing conditions. LAC expects the Merger will be completed in June 2015.

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Larry Levy, Chairman and Chief Executive Officer of LAC, commented, “We have been searching to acquire a growing restaurant brand for over a year and when we focused on the iconic Del Taco, we knew it was perfect. The Del Taco brand is well known in Southern California, where it originated in 1964. Del Taco and its franchisees now operate approximately 550 Mexican-American restaurants in 16 states, with the largest concentration of stores in the Pacific Southwest. Del Taco owns just over 300 of the stores with the balance of its system owned and operated by franchisees. I loved the food immediately and quickly understood why Del Taco is considered one of the classic cult brands and has such a loyal following. Del Taco’s menu has fresh, high quality items consisting of classic Mexican-inspired dishes such as tacos, burritos, quesadillas and nachos alongside traditional American favorites including hamburgers and crinkle-cut fries at a great value. To me, it offers the quality and freshness found at Fast Casual concepts but with an average check price that is more typical of a QSR.”

Paul Murphy, President and Chief Executive Officer of Del Taco, said, “We are very excited to be partnering with Larry Levy and LAC. We have always offered the food people crave at a great value but in the last few years we changed the conversation to showcase our working kitchen, our fresh ingredients, and the amount of food preparation that takes place in every store every day – from grilling fresh marinated chicken and chopping vegetables to grating cheese from 40-pound blocks of Cheddar and slow-cooking whole pinto beans from scratch. The results to date have surpassed our expectations with growing average unit volumes and substantial margin improvement. In Del Taco’s Company-owned stores, we have posted 10 consecutive quarters of positive same store sales driven by balanced traffic and check growth.”

Del Taco Brand Highlights

➢	Second largest US-based Mexican-American QSR chain by number of units, with 547 restaurants across 16 states as of December 30th, 2014, with a balance of Company-operated and franchised restaurants.
➢	Differentiated QSR+ positioning, delivering speed, convenience and price points typical of QSR with a high quality, fresh menu, and working kitchen typical of Fast Casual.
➢	Long-term growth opportunity with significant white space both in established and emerging markets with a potential long-term footprint of 2,000 restaurants.
➢	2014 system-wide sales of $656.1 million (5.4% year-over-year growth).
➢	2014 system-wide same store sales of 5.2% driven by both traffic and check growth.
➢	2014 System-wide average unit volume (“AUV”) of $1.2 million.
➢	Implementation of Del Taco’s Combined Solutions strategy in 2013 included a system-wide reimage program, which has helped to reposition the brand, contributing to the acceleration of same store sales.

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Del Taco Management Team

The Del Taco management team, headed by Paul J.B. Murphy, III, President and Chief Executive Officer, Steven L. Brake, Executive Vice President and Chief Financial Officer, John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer; and David Pear, Senior Vice President, Operations, is expected to continue to lead Del Taco following the consummation of the business combination agreement with LAC and will be provided long-term performance-based incentives to ensure tenure and strategic alignment of interests with public stockholders.

LAC Leadership Team

Restaurant industry veteran Larry Levy is expected to serve as the Chairman of Del Taco’s Board of Directors beginning in March.  Mr. Levy co-founded Levy Restaurants in 1978 and grew it from a single Chicago delicatessen into an international food service company that generates over one billion dollars in revenue today. He sold Levy Restaurants in two stages, in 2000 and 2006. He is a recognized leader in the hospitality, sports/events catering, and restaurant industries with an excellent reputation in the culinary and hospitality spheres. Mr. Levy founded Levy Family Partners LLC in 2003, a family investment business run alongside two of his sons, Ari Levy and Steve Florsheim. Since inception, Levy Family Partners has made over 200 investments, with more than half in the restaurant, hotel, resort and real estate areas. Notable restaurant operations include Blaze Pizza and Pollo Campero.

Summary of Merger

Under the terms of the definitive merger agreement, Del Taco is commencing a two-step process that will culminate in a business combination with LAC.

In the first step (“Step One”), the Levy family, together with a group of investors brought together by Larry Levy and his team, will purchase $120 million of common equity of Del Taco and Del Taco will increase senior debt by $35.1 million through the use of an Incremental Term Facility and the Revolving Credit Facility under the existing Credit Agreement agented by GE Capital. Under the terms of the investment, the proceeds of the equity infusion and the additional senior debt will be used to retire Del Taco’s subsidiaries’ existing $111 million Senior Subordinated Notes due 2019 and 2022, to acquire approximately $29 million of the existing equity in Del Taco from its current stockholders and to pay transaction expenses. LLI will own approximately 46% of the Company following Step One. Mr. Levy will become the Chairman of the Board of Directors of Del Taco upon the closing of this Step One investment and Ari Levy, the President of LAC, and Steve Florsheim, LAC’s Chief Acquisition Officer, will join the Del Taco Board. Both Ari Levy and Mr. Florsheim are themselves restaurant industry veterans and possess extensive experience both in investing and operating companies. Step One of the Business Combination is anticipated to close in March 2015.

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In the second step of the transaction (“Step Two”), a subsidiary of LAC will merge into Del Taco. LAC will pay a per share price (in cash to certain Del Taco stockholders and in stock to all Del Taco stockholders) reflecting the same $500 million valuation to be used at Step One. Concurrent with the Merger, two private investors have agreed to purchase $35 million of unregistered LAC stock for $10.00 per share, which implies an enterprise value of $558 million for the combined business, or less than 9 times its 2015 estimated Adjusted EBITDA (including estimated fees and expenses and the impact of LAC founder shares, other than those subject to an earn out). After redemptions by LAC’s public stockholders, the balance of the approximately $150 million in cash held in LAC’s trust account together with the $35 million in private placement proceeds will be used to pay up to $95 million to original stockholders of Del Taco as merger consideration and to pay transaction expenses. Any additional cash in the trust account will remain on the combined company’s balance sheet and may be used to further reduce senior debt.

Prior to closing the Merger, LAC will provide its current stockholders with the opportunity to redeem their shares of common stock for approximately $10 per share. LAC expects to file its preliminary proxy statement with the Securities and Exchange Commission in March 2015.

Assuming no redemptions by LAC’s public stockholders, at the closing of the Merger, LAC’s ownership will include 8.5% owned by Larry Levy’s family; 31.0% owned by other members of the Step 1 LLI group; 9.3% owned by the private placement shareholders; 40.0% owned by the LAC public shareholders; and 11.2% owned by the original Del Taco shareholders, including management. These percentages do not reflect founder earn-out shares of LAC that are subject to forfeiture. The merger is expected to close in June 2015.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive merger agreement relating to the transaction, a copy of which will be filed by LAC as an exhibit to a Current Report on Form 8-K.

Advisors

Jefferies LLC acted as M&A Advisor to LAC, Citigroup Global Markets Inc. acted as Equity Capital Markets Advisor to LAC; and McDermott, Will & Emery, LLP and Sperling & Slater, PC acted as legal counsel to LAC. William Blair & Co. rendered a fairness opinion to LAC’s Board of Directors. Piper Jaffray and Goldman, Sachs & Co. acted as M&A Advisor to Del Taco, and Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Del Taco.

Investor Conference Call Information

LAC and Del Taco will host a joint investor conference call to discuss the business combination today, Thursday, March 12, 2015 at 12:00 p.m. ET.

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Hosting the conference call will be Larry Levy, Chairman and Chief Executive Officer of LAC; Ari Levy, President and Chief Investment Officer of LAC; Paul Murphy, President and Chief Executive Officer of Del Taco; Steven Brake, Executive Vice President and Chief Financial Officer of Del Taco; and John Cappasola, Executive Vice President and Chief Brand Officer of Del Taco.

Interested parties may listen to the call via telephone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephone replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 (confirmation code: 13603905), or for international callers, 1-858-384-5517 (confirmation code: 13603905).

Additional information about the business combination will be included by LAC as an exhibit to a Current Report on Form 8-K that will be furnished to the Securities and Exchange Commission prior to the conference call. Interested parties should visit the SEC website at www.sec.gov.

The conference call webcast and a related investor presentation with more detailed information regarding the business combination transaction will be available at www.levyacquisitioncorp.com. The investor presentation will also be filed today with the Securities and Exchange Commission.

About Levy Acquisition Corp.

Levy Acquisition Corp. is a blank check company formed in October 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In November 2013, LAC consummated its initial public offering of 15 million units, each unit consisting of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share. Aggregate proceeds of $150,000,000 from the IPO were placed in trust pending completion of LAC’s initial business combination.

About Del Taco Holdings, Inc.

The Del Taco brand was founded in Southern California in 1964. By 1978, Del Taco had opened its 100th location and reached 5 states. Del Taco and its franchisees now operate approximately 550 restaurants in 16 states, serving more than 3 million guests each week. Del Taco owns just over 300 of the stores in its system with the balance owned and operated by franchisees. Del Taco has announced development deals with franchisees to build stores in Chicago and New Jersey, in addition to the states where it currently operates.

For more information, please visit www.deltaco.com.

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Note Regarding Del Taco Financial Information

The financial information and data of Del Taco contained in this press release is derived from Del Taco’s unaudited financial statements and data. The financial results described above are only estimates. Del Taco is continuing to prepare its financial statements for its fourth quarter and fiscal year ended December 30, 2014. Additionally, the financial statements for the fiscal year ended December 30, 2014 will be subject to audit and as a result are subject to adjustment and change.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on LAC’s or Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LAC’s or Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger for the proposed business combination (the "Business Combination Agreement"); (2) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of LAC or other conditions to closing in the Business Combination Agreement; (3) the ability to meet NASDAQ’s listing standards following the Merger; (4) the risk that the proposed transaction disrupts current plans and operations of Del Taco as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; and (8) the possibility that Del Taco may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements included in this release speak only as of the date of this release. Neither LAC nor Del Taco undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in LAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.levyacquisitioncorp.com.

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Additional Information about the Merger and Where to Find It

LAC intends to file with the Securities and Exchange Commission (SEC) a preliminary proxy statement of Levy Acquisition Corp. in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. This press release does not contain all the information that should be considered concerning the business combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed business combination. LAC stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with LAC’s solicitation of proxies for the special meeting to be held to approve the business combination, as these materials will contain important information about Del Taco Holdings, Inc. and Levy Acquisition Corp. and the proposed business combination. The definitive proxy statement will be mailed to stockholders of Levy Acquisition Corp. as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov, or by directing a request to: Levy Acquisition Corp., 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611, attention: Sophia Stratton.

Participants in the Solicitation

Levy Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies to LAC’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in LAC is contained in LAC’s proxy statement that was filed with the SEC on November 21, 2014, and will also be contained in the proxy statement for the proposed business combination when available.

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Media Contacts:

Liz DiTrapano / Christine Beggan of ICR

(646) 277-1226 / (203) 682-8329

Investor Relations Contacts:

Raphael Gross / Alexis Tessier of ICR

(203) 682-8253 / (310) 954-1107

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